UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060
Washington, D.C. 20549	Expires: April 30, 2009
Estimated average burden
FORM 8-K	hours per response ……….…5.0

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2009

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan		48304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 13, 2009, TSPC, Inc., as Transferor, TriMas Corporation, as Collection Agent, TriMas Company LLC, as Guarantor, and JPMorgan Chase Bank, N.A. as Administrative Agent, amended the Receivables Transfer Agreement (“Transfer Agreement”) dated as of June 6, 2002, as amended June 3, 2005, July 5, 2005, December 31, 2007, and February 22, 2008 (as amended, the “Amended Transfer Agreement”).  The Amended Transfer Agreement extends the Commitment Expiry Date (all capitalized terms are defined in the Amended Transfer Agreement) to February 12, 2010.  The Amended Transfer Agreement updates the Schedule of CP Conduit Purchasers, Committed Purchasers and Funding Agents, amends and restates in its entirety the Amended and Restated Fee Letter dated as of February 22, 2008, and provides committed funding of up to $55 million, consistent with the anticipated level of receivables and future liquidity needs over the term of the Amended Transfer Agreement.

Also on February 13, 2009, in connection with the Amended Transfer Agreement, TriMas Corporation and certain of its subsidiaries as Exiting Sellers and Remaining Sellers, and TSPC, Inc., as Purchaser, amended the Receivables Purchase Agreement dated as of June 6, 2002 (as amended, the “Amended Purchase Agreement”) (all capitalized terms are defined in the Amended Purchase Agreement). The Amended Purchase Agreement updates the TriMas Corporation subsidiaries participating as sellers.

The descriptions set forth above are qualified by the Amended Transfer Agreement dated as of February 13, 2009, Amended and Restated Fee Letter dated as of February 13, 2009 and Amended Purchase Agreement dated as of February 13, 2009, filed herewith as exhibits 10.1, 10.2 and 10.3, respectively.

Item 2.01 Disposition of Assets

As previously reported on December 8, 2008 in a Current Report on Form 8-K, TriMas Corporation (the “Company”) entered into an asset purchase agreement dated December 8, 2008 (the “Asset Purchase Agreement”), by and among TriMas Company LLC, a wholly-owned subsidiary of the Company, Compac Corporation and LAMTEC Corporation (“Lamtec”), regarding the sale of substantially all of the assets (exclusive of certain assets, including accounts receivable) of the Company’s insulation facings and specialty tapes subsidiary, Compac Corporation.

On February 13, 2009, the Company announced that it had closed the transactions pursuant to the Asset Purchase Agreement on February 9, 2009. The total purchase price on closing, including escrow funds, was $21,000,979.

The foregoing summary is qualified by the Asset Purchase Agreement dated December 8, 2008 filed herewith as Exhibit 10.4.

Item 7.01 Regulation FD Disclosure

On February 13, 2009, the Company issued a press release announcing the renewal of the Amended Transfer Agreement described in Item 1.01 above and the closing of the transactions pursuant to the Asset Purchase Agreement described in Item 2.01 above. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.  The following exhibits are furnished herewith:

10.1	Amendment dated as of February 13, 2009 to the Transfer Agreement dated as of June 6, 2002, as amended June 3, 2005, July 5, 2005, December 31, 2007, and February 22, 2008.
10.2	Amended and Restated Fee Letter dated as of February 13, 2009.
10.3	Amendment dated as of February 13, 2009 to the Receivables Purchase Agreement dated as of June 6, 2002.
10.4	Asset Purchase Agreement dated December 8, 2008.
99.1	Press Release dated February 13, 2009, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: February 16, 2009	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Vice President, General Counsel and Secretary